Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE:	December 31, 2014
CONTACT:	Jon Kranov
President and Chief Executive Officer
PHONE:	(815) 366-5436

OTTAWA SAVINGS BANK FSB

COMPLETES ACQUISITION OF TWIN OAKS SAVINGS BANK

Ottawa, Illinois, December 31, 2014 — Ottawa Savings Bancorp, Inc. (OTCBB: OTTW) (the “Company”), the parent holding company for Ottawa Savings Bank FSB (the “Bank”), announced today that the Bank has completed its previously announced acquisition of Twin Oaks Savings Bank. The Merger was consummated pursuant to the terms of the Agreement and Plan of Merger, dated as of June 30, 2014, by and among Ottawa Savings Bancorp MHC (the “MHC”), the Company, the Bank and Twin Oaks Savings Bank (the “Merger Agreement”). Jon Kranov, President and Chief Executive Officer of the Company, the Bank and the MHC stated, “We believe that this transaction is in the best interests of Ottawa Savings Bancorp’s shareholders. We are also delighted to welcome Twin Oaks’ depositors and borrowers to the Ottawa Savings family, and to provide Ottawa Savings’ legacy depositors and borrowers with two new branch offices. We are confident that Twin Oaks customers’ will enjoy and benefit from the added services that Ottawa Savings offers its customers.” Craig Hepner, former President and Chief Executive Officer of Twin Oaks Savings Bank who will serve as Chief Operating Officer of the Company and the Bank, added, “We are excited that Twin Oaks’ customers will now be part of a larger, stronger bank with a long history of great customer service.”

The former Twin Oaks Savings Bank offices in the Morris and Marseilles communities of Illinois will become full service banking facilities of the Bank, operating under the name “Twin Oaks Savings Bank, a division of Ottawa Savings Bank”. After the Merger, Ottawa Savings Bank will have three branch offices with approximately $235 million in assets and $202 million in deposits. In addition, Mr. Hepner, Thomas M. Adler and William J. Kuiper, formerly directors of Twin Oaks Savings Bank, will serve as directors of the MHC, the Company and the Bank.

Pursuant to the terms of the Merger Agreement, no consideration was paid to members of Twin Oaks Savings Bank. However, the Company issued 776,143 additional shares to the MHC in connection with the Merger’s consummation.

Ottawa Savings Bank, the oldest saving institution in Illinois, was founded in 1871 as Ottawa Building Homestead and Savings Association. The Bank has been located on LaSalle Street in downtown Ottawa, its sole office, since the late 1950s. Ottawa Savings Bancorp, Inc. is the majority-owned subsidiary of Ottawa Savings Bancorp MHC, which, after the Merger, owns 69.1% of Ottawa Savings Bancorp’s outstanding shares.

Forward-Looking Statements

This news release contains forward-looking statements. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Ottawa Savings Bancorp, Inc. anticipated in its forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to: increased economic pressures; increased competition, interest rate or legislative or regulatory changes; that the expected benefits of the merger may not be achieved or achieved in a timely manner; that after the completion of the transaction, Ottawa Savings Bancorp, Inc.’s or Ottawa Savings Bank’s business may not perform as expected; reputational risks and the reaction of Ottawa Savings Bank’s customers to the transaction; and diversion of management time on merger-related issues. The Company does not assume any duty and does not undertake to update forward-looking statements.